UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 1, 2005

iVOW, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22743	94-3184035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2101 Faraday Avenue, Carlsbad, California 92008

(Address of principal executive offices, with zip code)

(760) 603-9120

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                             Completion of Acquisition or Disposistion of Assets.

On November 1, 2005, iVOW, Inc., a Delaware corporation (“iVOW”), completed its previously announced acquisition of Sound Health Solutions, Inc., a Washington corporation (“SHS”), by way of a merger (the “Merger”) pursuant to a Merger Agreement, dated as of October 7, 2005 (the “Merger Agreement”), by and among iVOW, iSHS Merger Sub, Inc., a Washington corporation and a wholly-owned subsidiary of iVOW, SHS and certain shareholders of SHS.  Following this acquisition, SHS will operate as a wholly-owed subsidiary of iVOW.  Under the terms of the Merger Agreement, iVOW paid $125,500, assumed approximately $317,00 of liabilities and agreed to issue up to 294,278 shares of its common stock (the “Merger Shares”), of which 184,477 shares were issued as of the closing and the remaining 109,801 shares are subject to holdback based on contingencies set forth in the Merger Agreement.  iVOW has a repurchase right for up to 71,128 of the Merger Shares to the extent that SHS fails to satisfy certain revenue and net income targets.

In connection with the Merger, SHS entered into independent contractor agreements and noncompetition agreements with two physicians, Frances Gough and Teresa Girolami, each a co-founder and shareholder of SHS, for the provision of medical services to SHS.  The agreements have a term of three years, subject to earlier termination.  Under the contractor agreements, iVOW agreed to issue stock options to purchase 8,000 shares and 2,667 shares of common stock to Drs. Gough and Girolami, respectively.

On November 2, 2005, iVOW announced the completion of its acquisistion of SHS by press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 3.02                                             Unregistered Sale of Equity Securities.

See Item 2.01 above. The issuance of the shares pursuant to the Merger Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Regulation D promulgated thereunder (“Regulation D”), based in part upon representations that iVOW has obtained, from each SHS shareholder receiving such shares or from SHS that such SHS shareholder is an “accredited investor” or will have a “purchaser representative” as such terms are defined in Rule 501 of Regulation D.  The issuance of the options granted to Drs. Gough and Girolami are exempt from the registration requirements of the Securities Act pursuant to Rule 701 promulgated under Section 3(b) thereunder.

Item 9.01                                             FINANCIAL STATEMENTS AND EXHIBITS.

(a)                                                                                  Financial Statements of Business Acquired.

The required financial statements will be filed on Form 8-K/A as soon as practicable, but not later than 71 calendar days after the date of this Form 8-K.

(b)                                                                                 Pro Forma Financial Information.

The required financial statements will be filed on Form 8-K/A as soon as practicable, but not later than 71 calendar days after the date of this Form 8-K.

(d)                                 Exhibits.

The following exhibits are filed as part of this current report:

Exhibit No.	Description

99.1	Press Release, dated November 2, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iVOW, Inc.

Date: November 3, 2005	By:	/s/	J. BRADFORD HANSON
J. Bradford Hanson
Vice President Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated November 2, 2005.